Exhibit h(11)

John Hancock Investment Management Services, LLC

601 Congress Street Boston, MA 02210-2805
     September 20, 2012
To the Trustees of John Hancock Variable Insurance Trust and John Hancock Funds II
601 Congress Street
Boston, MA 02210

Re:	Agreement to Waive Advisory Fees and Reimburse Expenses
     With reference to the Advisory Agreement by and between John Hancock Investment Management Services, LLC (the “Adviser”) and John Hancock Variable Insurance Trust, formerly known as John Hancock Trust (“JHVIT”), dated September 26, 2008, as amended, and the Advisory Agreement by and between the Adviser and John Hancock Funds II (“JHF II”), dated September 26, 2008, as amended, we hereby notify you as follows:
     1. The Adviser agrees to waive its management fee for certain portfolios of JHVIT and JHF II or otherwise reimburse the expenses of those portfolios as set forth below (the “Reimbursement”).
     2. The Reimbursement shall apply to all portfolios of JHVIT and JHF II on the date of this Agreement, except those noted below, and to all future portfolios of JHVIT and JHF II to which the Adviser agrees this Agreement should apply (the “Participating Portfolios”).
The Reimbursement shall not apply to the following portfolios of JHVIT:
Each Lifestyle Trust
Each Lifecycle Trust
Each Lifestyle PS Series
Core Strategy Trust
Franklin Templeton Founding Allocation Trust
Fundamental Holdings Trust
Global Diversification Trust
Core Fundamental Holdings Trust
Core Global Diversification Trust
Money Market Trust
Money Market Trust B
500 Index Trust
500 Index Trust B
International Equity Index Trust A
International Equity Index Trust B
Mid Cap Index Trust
Small Cap Index Trust
Total Bond Market Trust A
Total Bond Market Trust B
Total Stock Market Index Trust
International Index Trust

John Hancock Investment Management Services, LLC

601 Congress Street Boston, MA 02210-2805
The reimbursement shall not apply to the following portfolios of JHF II:
Each Retirement Choices Portfolio
Each Lifestyle Portfolio
Each Retirement Living Portfolio
Alternative Asset Allocation Fund
Core Fundamental Holdings Portfolio
Core Global Diversification Portfolio
Core Diversified Growth & Income Portfolio
Diversified Strategies Fund
Mid Cap Growth Index Fund
Mid Cap Value Index Fund
     3. The Reimbursement shall equal on an annualized basis:
0.01% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $75 billion but is less than $100 billion; and
0.015% of that portion of the aggregate net assets of all the Participating Portfolio that equals or exceeds $100 billion.
The amount of the Reimbursement shall be calculated daily and allocated among all the Participating Portfolios in proportion to the daily net assets of each such portfolio.
     4. The Reimbursement with respect to JHVIT may be terminated or modified at any time by the Adviser upon notice to JHVIT and approval of the Board of Trustees of JHVIT. The Reimbursement with respect to JHF II may be terminated or modified at any time by the Adviser upon notice to JHF II and approval of the Board of Trustees of JHF II.

John Hancock Investment Management Services, LLC

601 Congress Street Boston, MA 02210-2805
     5. This Agreement is effective as of September 20, 2012 and supersedes the prior Letter Agreements from the Adviser to the Trustees of JHVIT and JHF II relating to the same subject matter.

Very truly yours,

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By:	/s/ Jeffrey H. Long

Name:	Jeffrey H. Long
Title:	Chief Financial Officer
ACCEPTED BY:

JOHN HANCOCK VARIABLE INSURANCE TRUST,
On behalf of the series of John Hancock Variable Insurance Trust identified as Participating Portfolios

JOHN HANCOCK FUNDS II,
On behalf of the series of John Hancock Funds II identified as Participating Portfolios

By:	/s/ Charles A. Rizzo

Name:	Charles A. Rizzo
Title:	Chief Financial Officer

John Hancock Investment Management Services, LLC 601 Congress Street Boston, MA 02210
September 20, 2012
To the Trustees of:
John Hancock Funds II
601 Congress Street
Boston, MA 02210
Re: Amended and Restated Expense Limitation Agreement and Voluntary Expense Limitation Notice
With reference to the Amended and Restated Advisory Agreement dated September 26, 2008, entered into by and between John Hancock Investment Management Services, LLC (the “Adviser”) and John Hancock Funds II (the “Trust”), as amended, on behalf of each series of the Trust (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:
1. The Adviser agrees to waive its management fee for each Fund or, to the extent necessary, bear other expenses, as set forth in the Appendix attached hereto. As noted in the Appendix, certain waivers are voluntary and may be terminated at any time by the Adviser upon notice to the Trust.
2. We understand and intend that you will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission and in accruing each Fund’s expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit you so to rely.
Very truly yours,

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By:	/s/ Jeffrey H. Long
Name: Jeffrey H. Long
Title: Chief Financial Officer

ACCEPTED BY:

JOHN HANCOCK FUNDS II

By:	/s/ Charles A. Rizzo
Name: Charles A. Rizzo
Title: Chief Financial Officer

APPENDIX A
Fund Level Contractual Expense Limitations
— The Adviser contractually agrees to reduce its management fee for each Fund listed below, or if necessary make payment to the Fund, in an amount equal to the amount by which the “ Other Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund set forth below. “Other Expenses” means the expenses of the Fund, excluding (a) advisory fees (b) taxes, (c) brokerage commissions, (d) interest expense, (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business (f) 12b-1 fees, (g) transfer agency fees and service fees, (h) blue-sky fees, (i) printing and postage fees, (j) underlying fund expenses (“acquired fund fees”) and (k) short dividend expense.
For the following Funds the current expense limitation agreement expires on December 31, 2013 (March 1, 2013 in the case of Lifecycle 2050 Portfolio), unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Short Term Government Income Fund	0.08%
Core Diversified Growth & Income Portfolio	0.06%
Core Fundamental Holdings Portfolio	0.06%
Core Global Diversification Portfolio	0.06%
Retirement Living through 2050 Portfolio	0.05%
Retirement Choices at 2050 Portfolio	0.05%
Retirement Choices at 2045 Portfolio	0.05%
Retirement Choices at 2040 Portfolio	0.05%
Retirement Choices at 2035 Portfolio	0.05%
Retirement Choices at 2030 Portfolio	0.05%
Retirement Choices at 2025 Portfolio	0.05%
Retirement Choices at 2020 Portfolio	0.05%
Retirement Choices at 2015 Portfolio	0.05%
Retirement Choices at 2010 Portfolio	0.05%

APPENDIX B
Class Level Contractual Expense Limitations
For each Fund listed in the table below, the Adviser contractually agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of the Fund in an amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as outlined in the table below.
“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) underlying fund expenses (“acquired fund fees”), (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and (f) short dividend expense. The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

												Expiration
												Date of
		Class	Class	Class	Class	Class	Class	Class	Class		Class	Expense
Fund	Class A	B	C	I	R1	R2	R3	R4	R5	Class R6	NAV	Limit
China Emerging Leaders Fund	1.80%	N/A	N/A	1.44%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	December 31, 2012
Currency Strategies Fund	1.60%	N/A	N/A	1.24% (expires on 11/30/12)	N/A	N/A	N/A	N/A	N/A	1.05%	N/A	November 30, 2013 (except for Class I as noted)
Fundamental All Cap Core Fund	1.30% (expires on 11/30/13)	N/A	2.00%	0.94% (effective 1/1/13 and expires on 11/30/13; 0.84% until 12/31/12)	1.59%	N/A	1.49%	1.19%	0.89%	N/A	N/A	December 31, 2012 (except for Class A and Class I as noted)
Fundamental Large Cap Core Fund	1.30% (expires on 11/30/13)	N/A	2.00%	0.94% (effective 1/1/13 and expires on 11/30/13; 0.84% until 12/31/12)	1.59%	N/A	1.49%	1.19%	0.89%	N/A	N/A	December 31, 2012 (except for Class A and Class I as noted)

												Expiration
												Date of
		Class	Class	Class	Class	Class	Class	Class	Class		Class	Expense
Fund	Class A	B	C	I	R1	R2	R3	R4	R5	Class R6	NAV	Limit
Fundamental Large Cap Value Fund	1.30% (expires on 11/30/13)	N/A	2.00%	0.94% (effective 1/1/13 and expires on 11/30/13; 0.84% until 12/31/12)	1.59%	N/A	1.49%	1.19%	0.89%	N/A	0.82% (expires on 11/30/12)	December 31, 2012 (except for Class A, Class I and Class NAV as noted)
Global Absolute Return Strategies Fund	1.95%	N/A	2.65%	1.59%	N/A	2.00%	N/A	N/A	N/A	1.50%	N/A	November 30, 2013
Global High Yield Fund	1.30%	N/A	N/A	1.10%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	November 30, 2012
International Growth Equity Fund	1.35%	N/A	N/A	1.10%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	January 31, 2015
Multi-Sector Bond Fund	1.25%	N/A	N/A	1.05%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	November 30, 2012
Technical Opportunities Fund	1.95%	N/A	N/A	1.59%	N/A	N/A	N/A	N/A	N/A	1.45%	N/A	November 30, 2012
Technical Opportunities Fund II	1.80%	N/A	N/A	1.44%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	November 30, 2012
Emerging Markets Fund	1.75% (expires on 12/31/13)	N/A	2.45%	1.29%	2.04%	N/A	1.94%	1.64%	1.34%	1.22% (expires on 12/31/13)	N/A	December 31, 2012 (except for Class A and Class R6 as noted)
Emerging Markets Debt Fund	1.35%	N/A	N/A	0.98%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	December 31, 2012

												Expiration
												Date of
		Class	Class	Class	Class	Class	Class	Class	Class		Class	Expense
Fund	Class A	B	C	I	R1	R2	R3	R4	R5	Class R6	NAV	Limit
Floating Rate Income Fund	1.20%	1.95%	1.95%	0.95% (expires on 12/31/12)	N/A	N/A	N/A	N/A	N/A	0.81%	N/A	December 31, 2013 (except for Class I as noted)
Natural Resources Fund	1.58%	N/A	N/A	1.38%	N/A	N/A	N/A	N/A	N/A	1.28%	N/A	December 31, 2013
Strategic Income Opportunities Fund	1.17%	N/A	1.87%	N/A	N/A	1.22%	N/A	N/A	N/A	0.83%	N/A	December 31, 2013
U.S. Equity Fund	1.35%	N/A	N/A	0.89%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	December 31, 2013
Diversified Strategies Fund	1.22%	N/A	N/A	0.80%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	November 30, 2012

APPENDIX C
Class Level Voluntary Expense Limitations
For each Fund listed in the table below, the Adviser voluntarily agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of the Fund in an amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as outlined in the table below.
“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) underlying fund expenses (“acquired fund fees”), (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and (f) short dividend expense. The Adviser may terminate these voluntary waivers at any time upon notice to the Trust.

												Effective
												Date of
		Class	Class	Class	Class		Class	Class	Class	Class	Class	Expense
Fund	Class A	B	C	I	R1	Class R2	R3	R4	R5	R6	NAV	Limit
China Emerging Leaders Fund	1.80%	N/A	N/A	1.44%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	January 1, 2013 (contractual until December 31, 2012)
Global High Yield Fund	1.30%	N/A	N/A	1.10%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	December 1, 2012 (contractual until November 30, 2012)
Multi-Sector Bond Fund	1.25%	N/A	N/A	1.05%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	December 1, 2012 (contractual until November 30, 2012)
Diversified Strategies Fund	1.22%	N/A	N/A	0.80%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	December 1, 2012 (contractual until November 30, 2012)

APPENDIX D
Fund Level Investment Management Fee Waivers
Global Fund
International Value Fund
Natural Resources Fund
Small Cap Opportunities Fund
Smaller Company Growth Fund
Strategic Equity Allocation Fund
The Adviser contractually agrees to waive its management fee for each Fund in an amount equal to the amount by which the management fee retained by the Adviser after payment of the subadvisory fees for the Fund exceeds 0.45% as a percentage of average annual net assets (on an annualized basis) of the Fund. The current expense limitation agreement expires on December 31, 2013 (December 31, 2012 in the case of Global Fund and March 26, 2013 in the case of Strategic Equity Allocation Fund), unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.
International Opportunities Fund
Strategic Equity Allocation Fund
The Adviser voluntarily agrees to waive its management fee for the Funds in an amount equal to the amount by which the management fee retained by the Adviser after payment of the subadvisory fees for the Fund exceeds 0.45% as a percentage of average annual net assets (on an annualized basis) of the Fund. The Adviser may terminate this voluntary waiver at any time upon notice to the Trust. The voluntarily waiver agreement for Strategic Equity Allocation Fund takes effect immediately upon the expiration of the contractual waiver arrangement for the Fund set forth in the paragraph above.

APPENDIX E
Retirement Living Portfolios’ Class Only Expense Limitation Agreement
Retirement Living Portfolios
— The Adviser contractually agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of each of the Lifecycle Portfolios in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as set forth in the table below. “Expenses” means all expenses attributable to a class of shares, excluding fund level expenses such as (a) advisory fees, (b) underlying fund expenses (“acquired fund fees”), (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Portfolio’s business and (g) short dividend expense. This expense limitation agreement expires on December 31, 2013 (December 31, 2012 in the case of Class I), unless renewed by mutual agreement of the Portfolio and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

		Class	Class	Class	Class	Class	Class	Class
Portfolio	Class A	R1	R2	R3	R4	R5	R6	I
Retirement Living through 2050	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%
Retirement Living through 2045	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%
Retirement Living through 2040	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%
Retirement Living through 2035	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%
Retirement Living through 2030	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%
Retirement Living through 2025	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%
Retirement Living through 2020	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%
Retirement Living through 2015	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%
Retirement Living through 2010	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%

APPENDIX F
Lifestyle Portfolios’ Class Only Expense Limitation Agreement
Lifestyle Portfolios
— The Adviser contractually agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of each of the five Lifestyle Portfolios in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as follows:

			Class	Class	Class	Class	Class	Class
Class A	Class B	Class C	R1	R2	R3	R4	R5	R6
N/A	1.29%	N/A	N/A	0.56%	N/A	N/A	N/A	0.05%
	(Lifestyle Aggressive Portfolio only)
“Expenses” means all expenses attributable to a class of shares, excluding fund level expenses such as (a) advisory fees, (b) underlying fund expenses (“acquired fund fees”), (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Portfolio’s business and (g) short dividend expense. The current expense limitation agreement expires on April 30, 2013, unless renewed by mutual agreement of the Portfolio and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

APPENDIX G
Retirement Choices Portfolios’ Class Only Expense Limitation Agreement
Retirement Choices at 2050 Portfolio
Retirement Choices at 2045 Portfolio
Retirement Choices at 2040 Portfolio
Retirement Choices at 2035 Portfolio
Retirement Choices at 2030 Portfolio
Retirement Choices at 2025 Portfolio
Retirement Choices at 2020 Portfolio
Retirement Choices at 2015 Portfolio
Retirement Choices at 2010 Portfolio
— The Adviser contractually agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of the Retirement Portfolios in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as set forth in the table below. “Expenses” means all expenses attributable to a class of shares, excluding fund level expenses such as (a) advisory fees, (b) underlying fund expenses (“acquired fund fees”), (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Portfolio’s business and (g) short dividend expense. The current expense limitation agreement expires on December 31, 2013, unless renewed by mutual agreement of the Portfolio and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Class R1	Class R2	Class R4	Class R6
0.75%	0.50%	0.25%	0.00%

APPENDIX H
Voluntary Advisor Waiver Agreement
T. Rowe Price Subadvised Funds
The Adviser has voluntarily agreed to reduce the management fee for each of the following funds subadvised by T. Rowe Price Associates, Inc. by the amount that the subadvisory fee is reduced for the fund by T. Rowe Price Associates, Inc. pursuant to the Amended and Restated Group Fee Waiver Agreement between John Hancock Investment Management Services, LLC and T. Rowe Price Associates, Inc. dated September 30, 2011.
Blue Chip Growth Fund
Capital Appreciation Value Fund
Equity-Income Fund
Health Sciences Fund
Mid Value Fund
Real Estate Equity Fund
Science & Technology Fund
Small Company Value Fund
Spectrum Income Fund

APPENDIX I
Alternative Asset Allocation Expense Limitation Agreement
Alternative Asset Allocation Fund
The Adviser contractually agrees to reduce its management fee for the Fund, or if necessary make payment to the Fund, in an amount equal to the amount by which the “Other Expenses” of the Fund exceed 0.04% as a percentage of average annual net assets (on an annualized basis) of the Fund. “Other Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business (e) advisory fees, (f) 12b-1 fees, (g) transfer agency fees and service fees, (h) blue-sky fees, (i) printing and postage fees, (j) underlying fund expenses (“acquired fund fees”) and (k) short dividend expense. The current expense limitation agreement expires on December 31, 2013, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.
— The Adviser contractually agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of the Fund in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as set forth in the table below. “Expenses” means all expenses attributable to a class of shares, excluding fund level expenses such as (a) advisory fees, (b) underlying fund expenses (“acquired fund fees”), (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and (g) short dividend expense. This expense limitation agreement expires on December 31, 2013, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Class A	Class C	Class I	Class R2	Class R6
0.66%	1.36%	0.30%	0.67%	0.20%
The Adviser contractually agrees to reduce its management fee by 0.10% as a percentage of average annual net assets (on an annualized basis) of the Fund. The current expense limitation agreement expires on December 31, 2013, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

APPENDIX J
Voluntary Advisor Waiver Agreements
Lifestyle Portfolios
The Adviser voluntarily agrees to waive its advisory fee for each Lifestyle Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.50% of the Fund’s first $7.5 billion of average annual net assets and 0.49% of the Fund’s average annual net assets in excess of $7.5 billion. The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.
Lifecycle Portfolios
The Adviser voluntarily agrees to waive its advisory fee for each Lifecycle Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.51% of the Fund’s first $7.5 billion of average annual net assets and 0.50% of the Fund’s average annual net assets in excess of $7.5 billion. The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.
Retirement Portfolios
The Adviser voluntarily agrees to waive its advisory fee for each Retirement Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.51% of the Fund’s first $7.5 billion of average annual net assets and 0.50% of the Fund’s average annual net assets in excess of $7.5 billion. The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.
Diversified Strategies Fund
The Adviser voluntarily agrees to waive its advisory fee for the Fund so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.70% of the Fund’s first $1.0 billion of average annual net assets and 0.675% of the Fund’s average annual net assets in excess of $1.0 billion. The Adviser may terminate this voluntary waiver at any time upon notice to the Fund.
Alternative Asset Allocation Fund
The Adviser voluntarily agrees to waive its advisory fee for the Fund so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.60% of the Fund’s average annual net assets. The Adviser may terminate this voluntary waiver at any time upon notice to the Fund.

Funds Listed in Attachment A
The Adviser voluntarily agrees to reduce its management fee for each Fund, or if necessary make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund listed in Attachment A. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business (e) advisory fees, (f) 12b-1 fees, (g) transfer agency fees and service fees, (h) blue-sky fees, (i) printing and postage fees, (j) underlying fund expenses (“acquired fund fees”) and (k) short dividend expense. This voluntary expense reimbursement will continue in effect until terminated at any time by the Adviser on notice to the Trust.

Appendix A

				Expiration
Platform	Fund	Fund Name	Cap %	Date
JHF II	2CZC	JHF II Active Bond Fund	0.150%	Voluntary
JHF II	2DBN	JHF II All Cap Core Fund	0.200%	Voluntary
JHF II	2CVF	JHF II All Cap Value Fund	0.200%	Voluntary
JHF II	2CK2	JHF II Alpha Opportunities Fund	0.200%	Voluntary
JHF II	2CZY	JHF II Blue Chip Growth Fund	0.200%	Voluntary
JHF II	2CVA	JHF II Capital Appreciation Fund	0.200%	Voluntary
JHF II	2Y57	JHF II Capital Appreciation Value Fund	0.200%	Voluntary
JHF II	2Y73	JHF II China Emerging Leaders	0.250%	Voluntary
JHF II	2CZS	JHF II Core Bond Fund	0.150%	Voluntary
JHF II	2Y55	JHF II Currency Strategies Fund	0.150%	Voluntary
JHF II	2Y7C	JHF II Diversified Strategies Fund	0.100%	Voluntary
JHF II	2Y38	JHF II Emerging Markets Debt Fund	0.150%	Voluntary
JHF II	2DCN	JHF II Emerging Markets Fund	0.250%	Voluntary
JHF II	2CZ0	JHF II Equity-Income Fund	0.200%	Voluntary
JHF II	2DCU	JHF II Floating Rate Income	0.150%	Voluntary
JHF II		JHF II Fundamental Global Franchise Fund	0.250%	Voluntary
JHF II	2CVB	JHF II Fundamental Value Fund	0.200%	Voluntary
JHF II	2Y68	JHF II Fundamental All Cap Core Fund	0.200%	Voluntary
JHF II	2Y69	JHF II Fundamental Large Cap Core Fund	0.200%	Voluntary
JHF II	2Y70	JHF II Fundamental Large Cap Value Fund	0.200%	Voluntary
JHF II	2Y76	JHF II Absolute Return Strategies	0.200%	Voluntary
JHF II	2CZ1	JHF II Global Bond Fund	0.150%	Voluntary
JHF II	2Y33	JHF II Global High Yield Fund	0.150%	Voluntary
JHF II	2DBH	JHF II Global Real Estate Fund	0.250%	Voluntary
JHF II	2Y74	JHF II Health Sciences Fund	0.200%	Voluntary
JHF II	2DAD	JHF II Heritage Fund	0.200%	Voluntary
JHF II	2DBM	JHF II High Income Fund	0.150%	Voluntary
JHF II	2CZ5	JHF II High Yield Fund	0.150%	Voluntary
JHF II		JHF II International Growth Equity Fund	0.250%	Voluntary
JHF II		JHF II International Growth Opportunities Fund	0.250%	Voluntary
JHF II	2Y53	JHF II International Growth Stock Fund	0.250%	Voluntary
JHF II	2CZR	JHF II International Opportunities Fund	0.250%	Voluntary
JHF II	2CZ4	JHF II International Small Cap Fund	0.250%	Voluntary
JHF II	2DBF	JHF II International Small Company Fund	0.250%	Voluntary
JHF II	2CZ8	JHF II International Value Fund	0.250%	Voluntary
JHF II	2CZW	JHF II Investment Quality Bond Fund	0.150%	Voluntary
JHF II	2DCA	JHF II Lifecycle 2010 Portfolio	0.100%	Voluntary
JHF II	2DCB	JHF II Lifecycle 2015 Portfolio	0.100%	Voluntary
JHF II	2DCD	JHF II Lifecycle 2020 Portfolio	0.100%	Voluntary
JHF II	2DCE	JHF II Lifecycle 2025 Portfolio	0.100%	Voluntary
JHF II	2DCF	JHF II Lifecycle 2030 Portfolio	0.100%	Voluntary
JHF II	2DCG	JHF II Lifecycle 2035 Portfolio	0.100%	Voluntary
JHF II	2DCH	JHF II Lifecycle 2040 Portfolio	0.100%	Voluntary
JHF II	2DCJ	JHF II Lifecycle 2045 Portfolio	0.100%	Voluntary
JHF II	2Y59	JHF II Lifecycle 2050 Portfolio	0.100%	Voluntary
JHF II	2CVL	JHF II Lifestyle Aggressive Portfolio	0.100%	Voluntary
JHF II	2CVI	JHF II Lifestyle Balanced Portfolio	0.100%	Voluntary
JHF II	2CVG	JHF II Lifestyle Conservative Portfolio	0.100%	Voluntary
JHF II	2CVJ	JHF II Lifestyle Growth Portfolio	0.100%	Voluntary
JHF II	2CVH	JHF II Lifestyle Moderate Portfolio	0.100%	Voluntary
JHF II	2Y49	JHF II Mid Cap Growth Index Fund	0.075%	Voluntary
JHF II	2CZ7	JHF II Mid Cap Stock Fund	0.200%	Voluntary
JHF II	2DBR	JHF II Mid Cap Value Equity Fund	0.200%	Voluntary
JHF II	2Y48	JHF II Mid Cap Value Index Fund	0.075%	Voluntary
JHF II	2Y16	JHF II Mid Value Fund	0.200%	Voluntary
JHF II	2Y34	JHF II Multi-Sector Bond	0.150%	Voluntary
JHF II	2Y54	JHF II Mutual Shares Fund	0.200%	Voluntary
JHF II	2CZF	JHF II Natural Resources Fund	0.200%	Voluntary
JHF II	2DBJ	JHF II Real Estate Equity Fund	0.200%	Voluntary
JHF II	2CZB	JHF II Real Estate Securities Fund	0.200%	Voluntary
JHF II	2CZE	JHF II Real Return Bond Fund	0.150%	Voluntary
JHF II	2Y72	JHF II Redwood Fund	0.200%	Voluntary
JHF II	2DCY	JHF II Small Cap Growth Fund	0.200%	Voluntary
JHF II	2CHK	JHF II Small Cap Opportunities Fund	0.200%	Voluntary
JHF II	2Y21	JHF II Small Cap Value Fund	0.200%	Voluntary
JHF II	2DAB	JHF II Small Company Growth Fund	0.200%	Voluntary
JHF II	2CZ6	JHF II Small Company Value Fund	0.200%	Voluntary
JHF II	2CKC	JHF II Smaller Company Growth Fund	0.200%	Voluntary
JHF II	2DAG	JHF II Spectrum Income Fund	0.150%	Voluntary
JHF II	2K2K	JHF II Strategic Equity Allocation Fund	0.200%	Voluntary
JHF II	2DBP	JHF II Strategic Income Opportunities Fund	0.150%	Voluntary
JHF II	2Y30	JHF II Technical Opportunities Fund	0.200%	Voluntary
JHF II		JHF II Technical Opportunities Fund II	0.200%	Voluntary
JHF II	2CZ9	JHF II Total Return Fund	0.150%	Voluntary
JHF II	2CZU	JHF II U.S. High Yield Bond Fund	0.150%	Voluntary
JHF II	2DAF	JHF II U.S. Equity Fund	0.200%	Voluntary
JHF II	2DAE	JHF II Value & Restructuring Fund	0.200%	Voluntary
JHF II	2DBY	JHF II Value Fund	0.200%	Voluntary